As filed with the United States Securities and Exchange Commission on July 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BioNTech SE

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Federal Republic of Germany	2836	98-151-1032
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Prof. Ugur Sahin, M.D.

An der Goldgrube 12

D-55131 Mainz

Germany

Tel: +49 6131-9084-0

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

BioNTech US Inc.

40 Erie St., Suite 110

Cambridge, MA 02139

+1 (617) 337-4701

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Paul Claydon Brian K. Rosenzweig Matthew T. Gehl Covington & Burling LLP 265 Strand London WC2R 1BH United Kingdom +44 20 7067 2000	Jochen Dieselhorst Peter Versteegen Freshfields Bruckhaus Deringer LLP Hohe Bleichen 7 20354 Hamburg Germany +49 40 36 90 60	Katja Kaulamo Skadden, Arps, Slate Meagher & Flom LLP TaunusTurm Taunustor 1 60310 Frankfurt am Main +49 69 74 22 00	Deanna Kirkpatrick Yasin Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 +1 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-239970)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Ordinary shares, no par value per share	575,000	$93.00	$53,475,000	$6,942

(1)

All ordinary shares will be represented by American Depositary Shares, or ADSs, with each ADS representing one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby are registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-233898).

(2)

The registrant previously registered securities at an aggregate offering price not to exceed $540,155,000 on a Registration Statement on Form F-1 (File No. 333-239970), which was declared effective on July 22, 2020 (the “Initial Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Initial Registration Statement is hereby registered, which includes ordinary shares in the form of ADSs issuable upon exercise of the underwriters’ option to purchase additional ordinary shares in the form of ADSs and does not include the securities that the Registrant previously registered on the Initial Registration Statement.

(3)	Based on the public offering price.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form F-1, as amended (File No. 333-239970) of BioNTech SE filed with the Commission pursuant to the Securities Act, which was declared effective by the Commission on July 22, 2020, including the exhibits thereto, are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Freshfields Bruckhaus Deringer LLP

23.1	Consent of Ernst & Young GmbH, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (incorporated herein by reference to the signature page of the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-239970), filed with the Commission on July 21, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mainz, Germany on July 22, 2020.

BIONTECH SE

By:	/s/ PROF. UGUR SAHIN, M.D.
Prof. Ugur Sahin, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PROF. UGUR SAHIN, M.D.	Chief Executive Officer	July 22, 2020
Prof. Ugur Sahin, M.D.	(principal executive officer)

/s/ DR. SIERK POETTING	Chief Financial Officer and Chief Operating Officer	July 22, 2020
Dr. Sierk Poetting	(principal accounting officer)

*	Chair of the Supervisory Board	July 22, 2020
Helmut Jeggle

*	Director	July 22, 2020
Michael Motschmann

*	Director	July 22, 2020
Prof. Christoph Huber, M.D.

*	Director	July 22, 2020
Dr. Ulrich Wandschneider

* By:	/s/ PROF. UGUR SAHIN, M.D.
Prof. Ugur Sahin, M.D.
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of BioNTech SE has signed this registration statement on July 22, 2020.

BIONTECH US INC

By:	/s/ BRIAN KICKHAM
Name: Brian Kickham
Title: Secretary